SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, For Use of the Commission Only (as permitted by Rule14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Under Rule 14a-12

PALM, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

The following is a posting placed on Palm’s official blog, http://blog.palm.com/, on April 28, 2010:

OFFICIAL PALM BLOG POST

In case you didn’t hear, we just announced a merger with a little shop down the street called HP. That little shop happens to be the world’s largest technology company, and certainly one of the most revered companies in all of tech-land. Can you say “webOS acceleration”? We’re pretty excited, and pleased we surprised the world again. Go here for more information (link to press release).

Jon Zilber

Important Information for Palm Stockholders

In connection with the proposed merger, Palm will file a proxy statement with the Securities and Exchange Commission (the “SEC”). INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS THAT PALM FILES WITH THE SEC WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER AND RELATED MATTERS.

Palm and HP and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with the proposed merger. Information about Palm’s directors and executive officers is set forth in the proxy statement for Palm’s 2009 annual meeting of stockholders, which was filed with the SEC on August 13, 2009. Information about HP’s directors and executive officers is set forth in the proxy statement for HP’s 2010 annual meeting of stockholders, which was filed with the SEC on January 27, 2010, and in HP’s Annual Report on Form 10-K for the fiscal year ended October 31, 2009, which was filed with the SEC on December 17, 2009. Additional information regarding these persons and their interests in the merger will be included in the proxy statement relating to the merger when it is filed with the SEC. The proxy statement, any additional proxy materials and Palm’s other SEC filings are, or when filed will be, available free of charge at the SEC’s website at www.sec.gov, by going to Palm’s Investor Relations page on its corporate website or by contacting Palm’s Investor Relations department by e-mail at teri.klein@palm.com, by phone at (408) 617-7000, or by mail at Palm, Investor Relations, 950 West Maude Avenue, Sunnyvale, California 94085.

The following is a posting placed on Palm’s official developer center blog, http://pdnblog.palm.com/, on April 28, 2010:

PALM DEVELOPER CENTER BLOG POST

Although specific details regarding HP’s plans to integrate Palm and its technology into their portfolio will follow shortly, we are super excited about what this will mean for webOS. HP is the largest technology company in the world and brings an incredible pool of resources to scale this platform and the products that run it.

We’ll update you here as we know more, but in the meantime, here’s a link to the press release (link to press release).

Ben and Dion

Important Information for Palm Stockholders

In connection with the proposed merger, Palm will file a proxy statement with the Securities and Exchange Commission (the “SEC”). INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS THAT PALM FILES WITH THE SEC WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER AND RELATED MATTERS.

Palm and HP and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with the proposed merger. Information about Palm’s directors and executive officers is set forth in the proxy statement for Palm’s 2009 annual meeting of stockholders, which was filed with the SEC on August 13, 2009. Information about HP’s directors and executive officers is set forth in the proxy statement for HP’s 2010 annual meeting of stockholders, which was filed with the SEC on January 27, 2010, and in HP’s Annual Report on Form 10-K for the fiscal year ended October 31, 2009, which was filed with the SEC on December 17, 2009. Additional information regarding these persons and their interests in the merger will be included in the proxy statement relating to the merger when it is filed with the SEC. The proxy statement, any additional proxy materials and Palm’s other SEC filings are, or when filed will be, available free of charge at the SEC’s website at www.sec.gov, by going to Palm’s Investor Relations page on its corporate website or by contacting Palm’s Investor Relations department by e-mail at teri.klein@palm.com, by phone at (408) 617-7000, or by mail at Palm, Investor Relations, 950 West Maude Avenue, Sunnyvale, California 94085.